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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 July 10, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MC Liquidating Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                      000-26118                 91-1438806
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(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
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                   (Address of principal executive offices)

                                (248) 304-1780
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             (Registrant's telephone number, including area code)


                          MIDCOM Communications Inc.
                          --------------------------
                                 (Former Name)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     The Company's Official Unsecured Creditors' Committee's Amended Plan of Reorganization ("Plan"), filed with the United States Bankruptcy Court for the Eastern District of Michigan ("Bankruptcy Court") on July 8, 1998, and the Order Confirming the Official Unsecured Creditors' Committee's Plan of Reorganization ("Order") dated July 10, 1998, are filed as Exhibit 2.1 and Exhibit 2.2 to this report. The Order was entered by the Bankruptcy Court on July 13, 1998.

     The following is a summary of the material features of the Plan. The terms that are capitalized below are defined in Article I of the Plan. "Plan" has the meaning assigned to it in the preceding paragraph.

     The chapter 11 case of Midcom Communications Inc. and renamed MC Liquidating Corporation ("Midcom") was substantively consolidated with those of PacNet, Inc., Cel-Tech International Corp. and AdVal, Inc., its subsidiaries. As a result, the combined assets and liabilities of the Debtors are treated as one estate. The Debtors began liquidating their assets before confirmation of the Plan. The Plan provides that those liquidation efforts shall continue under the supervision of the Official Unsecured Creditors' Committee ("Committee"), which filed the Plan. The Plan provides that the Committee will appoint a Disbursing Agent who will, under the direction of the Committee, liquidate the Debtors' assets that have not been liquidated as of the Effective Date and make additional distributions to creditors, net of the expenses of consummating the liquidation, from time to time after the Initial Payment Date, according to the priorities established by the Plan consistent with the provisions of the Bankruptcy Code, until all proceeds of the Debtors' assets have been distributed. The Plan provides that the Disbursing Agent is to have all the rights and duties of a trustee and will be empowered to administer the estate and receive reasonable compensation for services rendered. The Committee shall be deemed the estate representative for pursuing all Causes of Action and Avoidance Actions on behalf of the estate.

     Unsecured Claims are impaired under the Plan, meaning that the legal, equitable, or contractual rights to which the claim entitles the holder of the claim have been altered. Unsecured Claims are to be paid as follows. On the Initial Payment Date and on each Subsequent Payment Date thereafter, provided that the holders of Unclassified Claims, Priority Claims, Secured Claims, and Convenience Claims have been paid or otherwise satisfied or sufficient funds have been reserved to provide for such payment or satisfaction, the Disbursing Agent shall pay to each holder of an Allowed Unsecured Claim, in cash, such holder's Pro Rata Share of the Available Cash. Section 5.1 of the Plan provides greater detail as to the payment of Unsecured Claims.

     "Unsecured Claims" is defined in the Plan to include the Claims of holders of 8 1/4% Subordinated Convertible Notes due August 15, 2003 ("Subordinated Notes"), issued by Midcom Communications, Inc., pursuant to the indenture between IBJ Schroeder Bank & Trust Company, as trustee under the indenture, and Midcom
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Communications Inc., dated as of August 22, 1996. The Plan provides that the
Indenture Trustee shall receive all distributions on account of Allowed Claims of holders of Subordinated Notes and shall be responsible for distributions to such holders. Article VIII of the Plan addresses in detail the distributions to holders of Subordinated Notes under the Plan.

     The Plan provides that holders of Interests, "Interests" meaning the rights arising from the ownership of shares of common stock, $.001 par value, of Midcom Communications, Inc., shall receive no distributions under the Plan. The Plan provides that Interests shall be canceled upon the Effective Date of the Plan, which was July 21, 1998. As of June 12, 1998, 16,193,566 shares of common stock of the Company were issued and outstanding. The Plan does not provide for the issuance of stock in respect of claims and interests filed and allowed under the Plan.

     The Plan is to be funded by the Debtor's existing and after-acquired property, including the proceeds of the sale or liquidation of the Debtor's assets, including litigation recoveries from Causes of Action and insurance proceeds. The following information as to the assets and liabilities of the Debtors is, with the exceptions noted below, that presented in the Disclosure Statement with Respect to Plan of Reorganization Proposed by the Official Unsecured Creditors' Committee of Midcom Communications, Inc. ("Disclosure Statement"), filed with the Bankruptcy Court on March 13, 1998. The information in the section addressing recoveries from other assets has been updated, and the section addressing the range of potential asset recoveries has not been included. Capitalized terms are not necessarily defined either in the Disclosure Statement or the Plan. The footnotes appear in the Disclosure Statement. The following information is the most recent information available as to the range of the Company's assets and liabilities.

     ASSETS:

     WINSTAR SALE. In connection with the WinStar sale, $23,500,000 was placed in escrow to secure a potential purchase price adjustment predicated upon a formula based upon the difference between revenues achieved by MIDCOM during the month of September, 1997 and revenues achieved by WinStar during March, 1998. The purchase price adjustment provides that in the event of a more than 5% decrease in March revenue, the purchase price shall be reduced in an amount determined by a formula in the Purchase Agreement, up to a maximum of $23.5 million./1/ The purchase price adjustment is subject to numerous complex factors and litigation may ensue over its calculation; consequently, it is currently impossible to determine whether, or how much of, the purchase price escrow will be received by the Debtors.

____________________
     /1/The Disclosure Statement presents only a summary of the mechanism for calculating the Purchase Price Adjustment. For a complete and detailed description of the formula for computing the Purchase Price Adjustment, parties in interest are referred to the WinStar Purchase Agreement which is on file with the Bankruptcy Court and a matter of public record.
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     In addition, $20,000,000 of the WinStar sale proceeds were placed in escrow to secure potential indemnification claims of WinStar under the Purchase Agreement. Funds in the indemnification escrow will not be released until sometime in January, 1999. At the present time, the Debtor does not know of any covenants, representations or warranties that were breached in connection with the WinStar sale, but, there is no guaranty that such claims will not be asserted by WinStar in the future. The Debtors received net cash of $7,417,702 from the WinStar sale at closing.

     ADVAL SALE. In connection with the sale of assets of AdVal to DICOMM Ventures, Inc., the Debtors received net proceeds at closing of $5,491,500. The DICOMM Agreement provided for a purchase price adjustment of up to $500,000, calculated as a dollar for dollar reduction to the extent AdVal's accounts receivable were less than $500,000 on the date of closing./2/ At the closing, $350,000 was placed in a short term escrow pending a reconciliation of books and records concerning the accounts receivable in existence on the date of closing. Midcom believes that it will receive substantially all of those funds. In addition, $650,000 was placed in escrow until August, 1998 to secure indemnification claims under the DICOMM Agreement. It is impossible to tell, at this time, whether or not DICOMM has or will assert any claims against such escrow.

     RECOVERIES FROM OTHER ASSETS. The Company sold its audio teleconferencing operations, including the related accounts receivable, on May 1, 1998, to InterCall, Inc., a division of ITC Holding Company, Inc., for approximately $430,000 in cash. The Company expects to sell certain microwave equipment and related customer contracts, its last remaining operating assets, during 1998 for estimated net recoveries of approximately $350,000. No preference analysis or fraudulent conveyance analysis has yet been completed by Arthur Andersen, the Committee's financial consultant. As soon as the analysis is completed, appropriate actions will be instituted to recover preferences and/or fraudulent conveyances, which may increase the funds available for distribution.

     Additional amounts are being held in escrow relating to the WinStar sale with respect to the assumption of certain executory contracts and disputes between the Company and non-Debtor party to such contracts as to the amount due or claimed to be due. It is conceivable that an additional $2,000,000 could be received by the Company if it were successful in such efforts.

____________________
     /2/The Disclosure Statement presents only a summary of the mechanism for calculating the Purchase Price Adjustment. For a complete and detailed description of the formula for computing the Purchase Price Adjustment, parties in interest are referred to the DICOMM Purchase Agreement which is on file with the Bankruptcy Court and a matter of public record.
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     LIABILITIES:

     Liabilities of the Debtors have been estimated at anywhere from $150,000,000 to $200,000,000. The exact extent of the liabilities, however, is not currently known. March 17, 1998 was the last day for filing claims. Under the Plan, Administrative Claims must be filed 60 days following the Effective Date of the Plan. Objections to claims will commence as soon as possible after March 17, 1998. The exact amount of claims will not be known until that process is completed.

     Frontier Corporation has alleged a substantial claim against Midcom relating to a settlement of litigation reached between Frontier and Midcom shortly prior to the Chapter 11, which Frontier asserts is entitled to priority. The Committee believes that there is no basis for according Frontier's claim priority status. However, if Frontier were successful in prosecuting its claim to priority, the resulting claim could consume substantial sums otherwise available for distribution. Presumably, other creditors have filed claims for which they assert priority status. To the extent those claimants are successful, their claims could also further erode potential distributions to unsecured creditors.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)       Exhibits.

                         2.1 The Official Unsecured Creditors' Committee Amended Plan of Reorganization.

                         2.2 Order Confirming the Official Unsecured Creditors' Committee's Plan of Reorganization.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 10, 1998                   MC Liquidating Corporation


                                       By:      /s/ Scott Peltz
                                           -----------------------------
                                           Scott Peltz, Disbursing Agent
                                           for MC Liquidating Corp.,
                                           Formerly Midcom Communications, Inc.
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  Exhibit No.                    Description
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      2.1         The Official Unsecured Creditors' Committee Amended Plan of
                  Reorganization

      2.2 Order Confirming the Official Unsecured Creditors' Committee's Plan of Reorganization